Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of CorMedix, Inc for the year ended December 31, 2024.

/s/ Marcum llp

Morristown, New Jersey

November 13, 2025